UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2017

NEWGEN BIOPHARMA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3221 Dominquez Avenue, Quezon City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2017, NewGen Biopharma Corp., a Nevada corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NewGen Merger Sub Inc., a New Jersey corporation (“Acquisition Corp.”), and NewGen Biopharma Corporation, a New Jersey corporation (the “Company”). Pursuant to the Merger Agreement, Acquisition Corp. will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent upon the terms and subject to the conditions set forth in the Merger Agreement.

As set forth in the Merger Agreement, each share of common stock, no par value per share, of Acquisition Corp. that is outstanding immediately prior to the effective date of the Merger (the “Effective Date”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock, no par value per share, of the Company, so that at the Effective Date, Parent will be the holder of all of the issued and outstanding shares of the Company.

Immediately following the Effective Date, there will be no more than 52,000,000 shares of Parent’s common stock issued and outstanding, which shall consist of (i) 10,000,000 shares of Parent’s common stock issued and outstanding immediately prior to the Effective Date, (ii) an aggregate of 40,000,000 shares of Parent’s common stock issued to the stockholders of the Company, and (iii) $2,000,000 shares of the Parent’s common stock which may be issued and outstanding pursuant to the Private Placement (as defined below), excluding any shares of common stock issuable under outstanding warrants.

Pursuant to the terms of the Merger Agreement, Parent may issue and sell up to a maximum of $2,000,000 of its Units in a private offering at $1.00 per Unit with each “Unit” consisting of (i) one share of Parent’s common stock and (ii) a warrant to purchase one share of Parent’s common stock at $1.00 per share (the “Private Placement”). The proceeds of the Private Placement shall be used for the purpose of financing the Company’s ongoing business and operations.

The Merger Agreement has been approved by the boards of directors of each of the parties to the Merger Agreement subject to any requisite approvals, and other customary closing conditions, the Merger is expected to be completed after the closing conditions set forth in the Merger Agreement have either been satisfied or waived by the appropriate party.

The Merger Agreement includes customary representations, warranties and covenants of Parent, Acquisition Corp. and the Company made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about Parent, the Company, or Acquisition Corp. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among Parent, the Company, and Acquisition Corp., rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that Parent files with the SEC.

 The Merger Agreement also contains certain conditions to closing typically found in an agreement of this nature. In addition, the closing of the Merger is conditioned upon approval by the stockholders of the Company. The Merger Agreement also includes certain termination provisions for the parties, including but not limited to that any party has the right to terminate the Merger Agreement if the closing date has not occurred on or before January 31, 2017.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 attached hereto and incorporated herein by reference.

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Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Name

Exhibit 2.1	Agreement and Plan of Merger dated January 10, 2017, by and among NewGen BioPharma Corp., NewGen Merger Sub Inc., and NewGen BioPharma Corporation.

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 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp., a Nevada Corporation

Dated: January 10, 2017	By	/s/ Jerwin Alfiler
Jerwin Alfiler
President

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